AGREEMENT FOR ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK

      THIS AGREEMENT FOR ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK (the "Agreement") is entered into effective this 18th day of May 2004, by and among Itera Holdings BV ("Buyer") and Dune Energy, Inc. ("Seller").

                                   WITNESSETH:

      WHEREAS, Seller, Buyer and Vaquero Partners LLC (the "LLC") have entered into that certain Stock Purchase Agreement dated May 10, 2004, as amended on May 17, 2004 (the "Stock Purchase Agreement");

      WHEREAS, pursuant to the Stock Purchase Agreement Buyer will be purchasing 78% of Seller's common stock issued and outstanding immediately after Buyer's purchase, calculated on an as-converted, fully-diluted basis (the "Purchase Transaction");

      WHEREAS, the number of shares of the common stock of Seller to be received by the Buyer pursuant to the Stock Purchase Agreement was calculated solely in reliance of the representations of Seller in Section 3.3 and Schedule 3.3 of the Stock Purchase Agreement; and

      WHEREAS, Seller and Buyer wish to enter into a separate agreement providing for the issuance to Buyer of additional shares of common stock of Seller in the event that such representations of Seller are subsequently discovered to be incorrect or incomplete.

      NOW, THEREFORE, in consideration of the agreements hereinafter set forth and for and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

      1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

      2. Issuance of Additional Shares. In the event that either of Buyer or Seller discovers that there is a discrepancy between (i) the actual number of shares of Seller's common stock that were issued and outstanding immediately before the closing of the Purchase Transaction (calculated on an as-converted, fully-diluted basis assuming full conversion and exercise of all of the Seller's outstanding convertible or exercisable securities and taking into effect the shares that Seller was contractually required to issue as of the closing date)(the "Actual Fully-Diluted Outstanding Shares") and (ii) the representations made by Seller in Section 3.3 or Schedule 3.3 of the Stock Purchase Agreement, Seller hereby agrees to issue to Buyer, as soon as practicable after such discovery, such number of shares as would have been issued to Buyer as of the closing date of the Purchase Transaction if the Actual Fully-Diluted Outstanding Shares had been used as the basis for calculating the number of shares required to be issued to Buyer pursuant to Recital B and
Section 1.1 of the Stock Purchase Agreement.

      3. Controlling Agreement. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller, Buyer and LLC, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Stock Purchase Agreement or other agreements.

      5. Counterparts, Facsimiles. This Agreement may be executed in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by telecopy by such party to the other party hereto shall be binding on the sending party when such telecopy is sent, and such sending party shall within the days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.

                         [SIGNATURES ON FOLLOWING PAGE]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first set forth above.


                                                     SELLER:

                                                     DUNE ENERGY, INC.

Date: May 18, 2004                                   By: /s/ Alan Gaines
                                                     Name: Alan Gaines
                                                     Its: Chairman and Chief
                                                          Executive Officer


                                                     BUYER:

                                                     ITERA HOLDINGS B.V.

Date: May 18, 2004                                   By: /s/ Raissa Frenkel
                                                     Name: Raissa Frenkel
                                                     Its: Authorized Signatory


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